For additional information, contact:

Kelly Blough	Collen Nichols
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329	+1 (408) 962-6131
kblough@sonicwall.com	cnichols@sonicwall.com

SonicWALL Reports First Quarter Fiscal Year 2008 Financial Results

Company Reports Year-over-Year Revenue Growth of 23%

SUNNYVALE, Calif., April 29, 2008 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended March 31, 2008, with revenue of $55.3 million, representing 23% growth over the first quarter of 2007. The Company shipped 49,000 revenue units in the quarter compared to 48,000 in the first quarter of 2007.  Deferred revenue increased $4.7 million in the first quarter, and cash flow from operations was $2.9 million.

Net loss for the first quarter of 2008 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $0.07 million, or $0.00 per diluted share.  In comparison, GAAP net earnings for the first quarter of 2007 were $2.3 million, or $0.03 per diluted share.

Non-GAAP net earnings for the first quarter of 2008 were $3.2 million or $0.05 per diluted share.  In comparison, non-GAAP net earnings for the first quarter of 2007 were $5.0 million, or $0.07 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

"The first quarter represented a good start to 2008 for SonicWALL,” said Matt Medeiros, CEO of SonicWALL.  “Our strategy of developing a complete line of innovative and affordable solutions for our partners and customers has expanded our market opportunity and positioned us well to exceed market growth rates in a challenging economic environment.”

Continued Share Repurchase

During the first quarter SonicWALL spent $32.5 million to repurchase 3.8 million shares of its common stock on the open market, bringing the total number of shares repurchased to 20 million for a total cost of approximately $153 million.  There is $47 million remaining under the total current share repurchase authorization of $200 million.

Guidance for Q2 2008

SonicWALL expects second quarter 2008 revenue to be in the range of $53.5 million to $57.5 million.  The Company expects non-GAAP gross margin to be in the range of 70.5% to 71.5% of revenue.

SonicWALL expects earnings per share in the second quarter of 2008 to be in the range of $0.04 to $0.07 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $4.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects earnings per share to be in the range of $0.00 - $0.02.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3.0 million for the second quarter of 2008.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss first quarter 2008 results will take place today, April 29, 2008, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on May 4, at (888) 203-1112 (domestic) or (719) 457-0820 (international).  Conference ID number is 7722014.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the second quarter of 2008, gross margin on a non-GAAP basis for the second quarter of 2008, earnings per share on a GAAP and non-GAAP basis for the second quarter of 2008, share based compensation expense for the second quarter of 2008, the expanded opportunity associated with our innovative and affordable solutions and our positioning to exceed market growth rates.  These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
Product	$23,741	$22,677
License and service	31,570	22,458
Total revenue	55,311	45,135
Cost of revenue:
Product	11,041	9,212
License and service	4,822	3,195
Amortization of purchased technology	754	409
Total cost of revenue	16,617	12,816
Gross profit	38,694	32,319
Operating expenses:
Research and development	11,544	9,016
Sales and marketing	22,725	17,319
General and administrative	5,145	5,283
Amortization of purchased intangible assets	293	55
Restructuring charges	1,805	-
Total operating expenses	41,512	31,673
Income (loss) from operations	(2,818)	646
Interest income and other expense, net	2,620	2,818
Income (loss) before income taxes	(198)	3,464
Benefit (provision) for income taxes	132	(1,167)
Net income (loss)	$(66)	$2,297
Net income (loss) per share:
Basic	$(0.00)	$0.04
Diluted	$(0.00)	$0.03
Shares used in computing net income (loss) per share:
Basic	60,988	65,336
Diluted	60,988	67,815

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
Product	$23,741	$22,677
License and service	31,570	22,458
Total revenue	55,311	45,135
Cost of revenue:
Product	10,961	9,114
License and service	4,787	3,161
Total cost of revenue	15,748	12,275
Gross profit	39,563	32,860
Operating expenses:
Research and development	10,716	7,691
Sales and marketing	21,887	15,914
General and administrative	4,465	4,104
Total operating expenses	37,068	27,709
Income from operations	2,495	5,151
Interest income and other expense, net	2,620	2,818
Income before income taxes	5,115	7,969
Provision for income taxes	(1,893)	(2,949)
Non-GAAP net income	$3,222	$5,020
Non-GAAP net income per share:
Basic	$0.05	$0.08
Diluted	$0.05	$0.07
Shares used in computing net income per share:
Basic	60,988	65,336
Diluted	63,654	67,815

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Non-GAAP net income	$3,222	$5,020

Share-based compensation expense	(2,461)	(4,041)
Amortization of purchased intangible assets	(1,047)	(464)
Restructuring charges	(1,805)	-
Tax effect of adjustments	2,025	1,782
Net effect of pro forma adjustments	(3,288)	(2,723)

Net income (loss)	$(66)	$2,297

Diluted Non-GAAP net income per share	$0.05	$0.07
Diluted net income (loss) per share	$(0.00)	$0.03

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007 (1)
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$49,547	$33,324
Short-term investments	97,672	195,647
Accounts receivable, net	25,247	26,255
Inventories	8,138	6,057
Deferred tax assets	11,113	11,107
Prepaid expenses and other current assets	14,259	9,447
Total current assets	205,976	281,837

Property and equipment, net	9,891	9,357
Goodwill	138,753	138,753
Long-term investments	55,325	-
Deferred tax assets, non-current	16,367	16,367
Purchased intangibles and other assets, net	20,212	26,321
Total assets	$446,524	$472,635

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$14,704	$10,875
Accrued payroll and related benefits	14,563	20,388
Other accrued liabilities	10,272	7,355
Deferred revenue	90,882	88,818
Total current liabilities	130,421	127,436

Deferred revenue, non current	15,016	12,419
Other accrued liabilities, non-current	-	5,076
Total liabilities	145,437	144,931

Shareholders' Equity:
Common stock, no par value	424,884	446,431
Accumulated other comprehensive loss, net	(1,797)	(2,284)
Accumulated deficit	(122,000)	(116,443)
Total shareholders' equity	301,087	327,704
Total liabilities and shareholders' equity	$446,524	$472,635

(1) December 31, 2007 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net cash provided by operating activities	$2,879	$12,226
Cash flows from investing activities:
Purchase of property and equipment	(1,683)	(1,169)
Change in restricted cash in escrow	1,389	270
Maturity and sale of short-term investments, net of purchases	43,138	(3,988)
Net cash provided by (used in) investing activities	42,844	(4,887)
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	3,047	2,819
Repurchase of common stock	(32,547)	(9,712)
Net cash used in financing activities	(29,500)	(6,893)
Net increase in cash and cash equivalents	16,223	446
Cash and cash equivalents at beginning of period	33,324	25,927
Cash and cash equivalents at end of period	$49,547	$26,373